Exhibit 1.1

EXECUTION VERSION

REDWOOD TRUST, INC.

Amendment No. 2 to the Distribution Agreement

March 4, 2020

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated November 14, 2018, as amended by Amendment No.1 thereto on May 9, 2019 (the “Agreement”), among Redwood Trust, Inc., a Maryland corporation (the “Company”), and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and JMP Securities LLC, as an agent and/or principal under any Terms Agreement (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock, par value, $0.01 per share of the Company having an aggregate Gross Sales Price of up to $150,000,000 on the terms set forth in the Agreement.

In connection with the foregoing, the Company and the Agents wish to amend the Agreement pursuant to Section 18 thereof through this Amendment No. 2 to the Agreement (this “Amendment”) to permit Nomura Securities International, Inc. ("Nomura") to join the side letter as an additional Agent, to increase the program's aggregate Gross Sales Price to a maximum amount of $175,000,000, and to make certain related changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Joinder. Nomura hereby joins and becomes a party to the Agreement (as amended by this Amendment) as an agent and/or principal under any Terms Agreement (as defined in Section 1(a) of the Agreement) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in the Agreement (as amended by this Amendment), and acknowledges and agrees to be hereby bound by and be subject to, and shall continue to be bound by and subject to, the terms and provisions of the Agreement (as amended by this Amendment). Nomura acknowledges that it has received a copy of the Agreement.

SECTION 3. Amendments.

(a)	Addressees:

(i)	The addressees on page 1 of the Agreement is amended to add the following after the address of JMP Securities LLC and before "Ladies and Gentleman":

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, New York 10019

(ii)	The address of Wells Fargo Securities, LLC on page 1 of the Agreement is amended and restated as follows:

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

(b)	Introductory Paragraph:

(i)	The definitions of "Agent" and "Agents" in the introductory paragraph on page 1 of the Agreement is amended to add "and Nomura Securities International, Inc." after "JMP Securities LLC" and to replace "and" before "JMP Securities LLC" with a comma.

(ii)	The definition of "Maximum Amount" in the introductory paragraph on page 1 of the Agreement is amended to replace "$150,000,000" with "$175,000,000".

(c)	Exhibits:

(i)	Each of the introductory paragraphs in Exhibits A, B and D of the Agreement is hereby amended to add "and Nomura Securities International, Inc." after "JMP Securities LLC" and to replace "and" before "JMP Securities LLC" in each case with a comma.

(ii)	Each of the introductory paragraphs in Exhibits A, B and D of the Agreement is hereby amended to add "as amended," immediately after the open parenthesis and immediately before the phrase "the "Distribution Agreement")" in each case.

(d)	Section 3 (Representations, Warranties and Agreements of the Company):

(i)	The second to last sentence of Section 3(r) of the Agreement is hereby amended and restated as follows (additions are indicated in bold type and underlined):

"Except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus, and except for “real estate owned” properties owned by the Company as a result of foreclosures on delinquent loans, if any, the Company and its subsidiaries do not own any material real property."

(ii)	The second sentence of Section 3(ww) of the Agreement is hereby amended and restated as follows (additions are indicated in bold type and underlined):

"The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, if any, or the Prospectus or for those that have been remedied without material cost or liability or the duty to notify a material number of persons or any governmental authority, nor any material incidents under internal review or investigations relating to the same."

(e)	Section 15 (Notices):

(i)	Section 15 of the Agreement is hereby amended as follows:

(A)	to delete the "and" immediately before the beginning of clause (v), to replace the period at the end of clause (v) with a semi-colon, and to add a new clause (vi) immediately following the such semi-colon as follows:

"(vi) Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, fax: 646-587-9562 with a copy to the Head of IBD Legal, fax: 646-587-9548);"; and

(B)	to amend and restate the address in clause (i) as follows:

"(i) Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax: (212) 214-5918);".

SECTION 4. No Further Amendment. The Agreement, as amended by this Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 5. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

If the foregoing correctly sets forth the understanding between the Company, each of the Agents and Nomura, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company, each of the Agents and Nomura.

Very truly yours,

REDWOOD TRUST, INC.

By:	/s/ Collin L. Cochrane
	Name:	Collin L. Cochrane
	Title:	Chief Financial Officer

Accepted and agreed as of the date first above written:

Wells Fargo SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

J.P. Morgan securities llc

By:	/s/ Jamie Lee
	Name:	Jamie Lee
	Title:	Executive Director

credit suisse securities (USA) llc

By:	/s/ Renos Savvides
	Name:	Renos Savvides
	Title:	Director

goldman sachs & co. llc

By:	/s/ Daniel Young
	Name:	Daniel Young
	Title:	Managing Director

jmp securities llc

By:	/s/ Jay Magee
	Name:	Jay Magee
	Title:	Managing Director

Nomura securities international, inc.

By:	/s/ Conor O'Callaghan
	Name:	Conor O'Callaghan
	Title:	Managing Director